Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Vista Gold Corp. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/     PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

August 13, 2008